Exhibit 10.8

LOAN REPAYMENT AGREEMENT

This LOAN REPAYMENT AGREEMENT (this “Agreement”), dated as of May 8, 2012, is made entered into by and between Chile Mining Technologies, Inc., a Nevada corporation, (the “Company”) and Geominco E.I.R.L. (the “Lender”; together with the Company, the “Parties”).

BACKGROUND

As of the date of this Agreement, the Company owes to the Lender an aggregate of CLP$1,409,005,176 in principal amount arising from certain loans made by the Lender to the Company (collectively, the “Loan”).

Lender is executing this Agreement in connection with, and as a material inducement for the Company and certain accredited investors to enter into, that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, pursuant to which the Company will issue (i) up to $3,500,000 in aggregate principal amount of eleven percent secured convertible notes which will, among other things, be convertible into shares of the Company’s common stock and (ii) warrants which will be exercisable to purchase shares of Common Stock.

AGREEMENT

In consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     Status of Loan. The Lender acknowledges that (i) the principal balance outstanding under the loan as of the date of this Agreement is as set forth under the Lender’s signature below, (ii) except for unpaid interest accruing in accordance with the terms of the Loan, there are no other amounts due from the Company to the Lender under the Loan, and (iii) the Loan is unsecured.

2.     Loan Deferment. The Lender hereby agrees that the Company is entitled to defer payment and the Lender shall not demand payment of any amounts due under the Loan, and the Lender shall not commence the exercise of any remedies it may against the Company or any of its assets arising out of the Company’s breach of its obligations under the Loan until the later of: (i) twelve (12) months from the date of closing of the transactions contemplated by the Purchase Agreement, and (ii) such time as the Company reports positive net income as reported in quarterly or annual financial statements filed with the U.S. Securities and Exchange Commission. Notwithstanding the foregoing, the provisions of this Section 2 shall be operative only so long as any notes issued under the Purchase Agreement remain outstanding.

3.     Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

4.     Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.     Successors. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender. The Lender may assign any or all of its rights under this Agreement to any person.

6.     Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof and no Party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

7.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Repayment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

CHILE MINING TECHNOLOGIES, INC.

By: _________________________________
       Name:
       Title:

LENDER:

GEOMINCO E.I.R.L.

By: _________________________________
       Name:
       Title:

Principal Amount of Loan: CLP$1,409,005,176